SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant    ☐

Filed by a Party other than the Registrant    ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement
☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Intevac, Inc.

(Name of Registrant as Specified In Its Charter)

Voce Catalyst Partners LP

Voce Capital LLC

Voce Capital Management LLC

Marc T. Giles

Joseph V. Lash

J. Daniel Plants

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

vOCE cAPITAL: intevac blatantly misleads shareholders once again regarding voce’s attempts to resolve proxy contest

Voce initiated settlement negotiations, not Intevac; Voce sent Intevac executed settlement agreement

Voce reminds shareholders that both ISS and Glass Lewis support Voce’s calls for change

SAN FRANCISCO – May 5, 2014 – Voce Capital Management LLC (“Voce”) responded today to the latest false and misleading press release from Intevac, Inc. (“Intevac” or the “Company”) (Nasdaq:IVAC), which distorts reality by misstating and omitting several material facts regarding Voce’s latest effort to amicably resolve the proxy contest with Intevac. Voce also today clarifies the facts regarding these matters so that shareholders can judge for themselves whom to trust.

The facts are as follows:

▪	Voce, not Intevac, initiated the settlement negotiations Friday, May 2, 2014 by J. Daniel Plants, Voce’s Managing Partner, phoning Norman Pond, Intevac’s Chairman, and offering to resolve the dispute if Intevac would place Marc T. Giles on the Board;

▪	Voce asked Mr. Pond if that solution would be acceptable to Intevac’s Board, given that Intevac had previously agreed to do so and that both ISS and Glass Lewis had supported Mr. Giles’ appointment, to which Mr. Pond agreed and stated he would take it to the Board for approval and wouldn’t be doing so unless he believed they would accept it;

▪	Mr. Pond requested that Voce place its offer in writing, which Voce immediately did;

▪	Unfortunately, Intevac’s advisor again overaggresively inserted itself into the discussion, which was taking place exclusively between the principals, and began posturing to reject Voce’s proposal, which Intevac subsequently did;

The Pyramid | 600 Montgomery Street San Francisco, CA 94111 (415) 489-2600 tel (415) 489-2610 fax www.vocecapital.com

▪	In an effort to move the discussion forward, Voce then executed and delivered to Intevac the same settlement agreement that Intevac entered into in its December 2013 settlement with Mr. Drapkin in December, and sent a marked document showing the few conforming changes that were made;

▪	As is customary in such settlement agreements, Voce included the provision from Mr. Drapkin’s settlement agreement regarding reimbursement for “documented out-of-pocket expenses”, in an amount consistent with the disclosure in Voce’s proxy statement – which Intevac disingenuously described as a demand for “financial compensation”; and

▪	Voce agreed to Intevac’s request for confidentiality while the parties worked toward resolution and Voce once again agreed to make Mr. Giles available for an interview, yet Intevac never even asked to meet him.

J. Daniel Plants, Voce’s Managing Partner said, “Intevac’s Board has consistently deceived shareholders throughout this process about our intentions and about the course of dealing between the parties. Intevac misled shareholders last fall about our role in securing the initial capital return and the circumstances under which they appointed a new director, both in reaction to our efforts. Intevac distorted our policy positions – falsely claiming, for example, that we sought to liquidate the company. As Glass Lewis found, ‘while the board claims that the Dissident is trying to get the Company to go through with a fire-sale liquidation process, we have found no statements from the Dissident suggesting this claim to be true.’”

Mr. Plants continued: “Intevac has repeatedly misled shareholders about the settlement negotiations, asserting last time that the discussions failed over ‘interviewing’ candidates when that was not true, and claiming now that ‘attempts to reach deal with Voce rejected’ and ‘settlement discussions contingent upon Voce’s Capital’s unreasonable demands’ when in reality we approached them and offered in writing to accept the appointment of only one director on customary terms that Intevac has recently accepted in settling with Mr. Drapkin. Yet Intevac rejected it with the ludicrous suggestion that it would ask a recruiting firm to consider Mr. Giles in the future as part of a broad search for new directors – making no commitment whatsoever to even appoint a new director, let alone Mr. Giles.”

Mr. Plants concluded: “Both advisory services have supported our calls for change at Intevac, and each has recommended that at least one of our nominees be elected. Yet Intevac is so adamant that no outsider be permitted to join the Board that shareholders should ask, ‘After Intevac’s terrible Q1 results, and dramatically lowered outlook, are there still more problems at Intevac that the Board does not want shareholders to discover? If Intevac’s Board is this entrenched, is adding only one outsider enough?’”

2

ISS and Glass Lewis specifically recommended that shareholders vote on the GOLD proxy card and that they not vote on the management card. Voce continues to urge shareholders to support its three highly-qualified, independent nominees by voting the GOLD proxy card.

About Voce Capital Management

Voce Capital Management LLC is an employee-owned investment manager and the advisor to Voce Catalyst Partners LP, a private investment partnership.

CONTACT INFORMATION:	J. Daniel Plants, Managing Partner
Voce Capital Management
(415) 489-2601

David Drake, President
Georgeson, Inc.
(212) 440-9861

ON APRIL 10, 2014, THE PARTICIPANTS FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION. SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY VOCE CAPITAL MANAGEMENT LLC AND THEIR AFFILIATES FROM THE STOCKHOLDERS OF INTEVAC, INC. FOR USE AT ITS ANNUAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS AVAILABLE TO STOCKHOLDERS OF INTEVAC, INC. FROM THE PARTICIPANTS AT NO CHARGE AT HTTPS://WWW.PROXY-DIRECT.COM/VCM-25585 AND BY REQUEST, AND IS ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WERE DISSEMINATED TO SECURITY HOLDERS ON OR ABOUT APRIL 14, 2014.

3

IF YOU HAVE ANY QUESTIONS ABOUT EXECUTING OR DELIVERING YOUR GOLD PROXY CARD, NEED ADDITIONAL COPIES OF VOCE’S PROXY MATERIALS, OR OTHERWISE REQUIRE ASSISTANCE, PLEASE CONTACT:

480 Washington Blvd, 26th Floor Jersey City, NJ 07310 (Toll Free) (800) 314-4549

Voce’s Proxy Statement and GOLD Proxy Card are Available at:

https://www.proxy-direct.com/vcm-25585

4